UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 17, 2006

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RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

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Nevada	000-07336	59-34862971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 984-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 17, 2006, Timothy W. O’Neil, Warren N. Romine and John Wellhausen were appointed as members of the Board of Directors of RELM Wireless Corporation (the “Registrant”). There are no arrangements or understandings between any of Messrs. O’Neil, Romine or Wellhausen and any other person pursuant to which any of them was selected as a director. It is expected that Messrs. O’Neil, Romine and Wellhausen will become a member of one or more committees of the Board of Directors. Such committee memberships have yet to be determined, but will be disclosed in an amendment to this Form 8-K by the Registrant following such determination. There are no relationships or related transactions between any of Messrs. O’Neil, Romine or Wellhausen and the Registrant of the type required to be disclosed under Item 404(a) of Regulation S-K. In accordance with the Registrant’s bylaws, the Board fixed the number of directors at nine, though current directors James C. Gale and Ralph R. Whitney do not intend to stand for reelection at the 2007 annual stockholders’ meeting, at which time the size of the Board will be reduced to seven members. As a result of the appointment of Messrs. O’Neil, Romine and Wellhausen, the Board is currently comprised of nine members.

A copy of the press release announcing Messrs. O’Neil’s, Romine’s and Wellhausen’s appointments (as well as their business experience) and Messrs. Gale’s and Whitney’s intention to not stand for reelection is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
99.1	Press Release of RELM Wireless Corporation dated August 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2006

RELM WIRELESS CORPORATION
(Registrant)

By:	/s/ WILLIAM P. KELLY
William P. Kelly Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of RELM Wireless Corporation dated August 23, 2006